FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of April 20, 2012 (the "Amendment Date"), by and among SOUTHWEST CONVENIENCE STORES, LLC, a Texas limited liability company ("Southwest"), SKINNY'S, LLC, a Texas limited liability company ("Skinny's" and, together with Southwest, each a "Borrower" and collectively the "Borrowers"), GTS LICENSING COMPANY, INC., a Texas corporation (the "Subsidiary Guarantor"), the financial institutions party to this Amendment as lenders (collectively, the "Lenders"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (the "Administrative Agent").

R E C I T A L S:

A.    The Borrowers, the Subsidiary Guarantor, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of December 30, 2010 (as the same may be amended, restated, modified, extended or renewed from time to time, the "Credit Agreement").

B.    The Borrowers, the Subsidiary Guarantor, the Lenders and the Administrative Agent desire to amend the Credit Agreement and to address certain matters as provided herein.

NOW, THEREFORE, for good and valuable consideration hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.DEFINITIONS
Section 1.1    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Credit Agreement.
SECTION 2.     AMENDMENTS TO THE CREDIT AGREEMENT
Section 2.1    Addition of New Defined Terms. Section 1.1 of the Credit Agreement is hereby amended to add each of the following defined terms and its related definition, each of which defined terms shall appear in alphabetical order in Section 1.1:
"First Amendment" means that certain First Amendment to Amended and Restated Credit Agreement dated as of April 20, 2012, by and among the Borrowers, GTS, the Lenders and the Administrative Agent.
"Released Properties" means each of the real properties described on Schedule 1.1(A) attached hereto, which real properties have been or are to be released from the Liens of the Administrative Agent created by the Mortgages in connection with the execution of the First Amendment.
Section 2.2    No Liens on Released Properties. A new sentence is hereby added to the end of Section 11.2 of the Credit Agreement (immediately following clause (j) of Section 11.2), which sentence shall read in its entirety as follows:
Notwithstanding anything to the contrary contained in this Section 11.2, in no event shall any Credit Party create, incur, assume or permit to exist any Lien on any of the Released Properties other than Liens referred to in and permitted by Section 11.2 above.

Section 2.3    Release of Lien on Released Properties. A new sentence is hereby added to the end of Section 14.2 of the Credit Agreement, which sentence shall read in its entirety as follows:
Notwithstanding the foregoing, the Lenders authorize the Administrative Agent to release its Lien on each of the Released Properties (and the Administrative Agent agrees to release such Lien) in a reasonably prompt manner after the execution and delivery of the First Amendment, each of which releases shall be effectuated pursuant to a release of Lien in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
Section 2.4    Addition of New Schedule 1.1(A). A new Schedule 1.1(A) is hereby added to the Credit Agreement, which Schedule 1.1(A) shall read in its entirety as set forth in Schedule 1.1(A) attached hereto and incorporated herein by reference.
SECTION 3.     CONDITIONS PRECEDENT
Section 3.1    Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the condition precedent that the Administrative Agent shall have received this Amendment as duly executed by all parties hereto, which parties shall include all of the Borrowers, GTS and the Lenders.
SECTION 4.     MISCELLANEOUS
Section 4.1    Representations and Warranties. Each of Credit Parties represents and warrants to the Administrative Agent and the Lenders that (a) no Default or Event of Default has occurred and is continuing (after giving effect to this Amendment), (b) such Credit Party has all requisite power and authority to execute and deliver this Amendment, and (c) the execution and delivery of this Amendment by such Credit Party has been duly authorized by all necessary corporate or other organizational action, and does not and will not violate or result in any breach or contravention of any Material Contract to which such Credit Party is a party or subject, any charter, by-laws or other organizational documents of such Credit Party or any Applicable Law.
Section 4.2    Ratifications. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Credit Parties, the Lenders and the Administrative Agent agree that the Credit Agreement and other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 4.3    Reference to Credit Agreement, etc. Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, is hereby amended so that any reference in such Loan Document to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document.
Section 4.4    Effect of Amendment. Each Credit Party hereby (a) agrees that this Amendment shall not limit or diminish the obligations of any Borrower, the Subsidiary Guarantor or other Credit Party under the Credit Agreement or any other Loan Document, and (b) reaffirms its obligations under the Credit Agreement and each of the other Loan Documents.

Section 4.5    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties hereto shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 4.6    Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANOTHER LAW (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
Section 4.7    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Credit Parties, the Lenders and the Administrative Agent and their respective successors and permitted assigns, provided that none of Credit Parties may assign or transfer any of its rights or delegate any of its duties or obligations hereunder without the prior written consent of the Administrative Agent and the Required Lenders.
Section 4.8    Counterparts; Electronic Signatures. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Executed counterparts of a signature page to this Amendment may be delivered by facsimile or electronic messaging system, and if so delivered shall have the same force and effect as manually signed originals for all purposes.
Section 4.9    Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
Section 4.10    Entire Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND ALL OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN OR AMONG THE PARTIES HERETO AND THERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO OR THERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG ANY OF THE PARTIES HERETO OR THERETO.
Section 4.11    Costs and Expenses. The Borrowers agree to pay all reasonable out of pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the releases of the Liens affecting the Released Properties, including without limitation the reasonable fees and expenses of counsel to the Administrative Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

THE BORROWERS: SOUTHWEST CONVENIENCE STORES, LLC, as a Borrower and a Credit Party By: /s/ Michael Oster Name: Michael Oster Title: Vice President
SKINNY'S, LLC, as a Borrower and a Credit Party By: /s/ Michael Oster Name: Michael Oster Title: Vice President
THE SUBSIDIARY GUARANTOR: GTS LICENSING COMPANY, INC., as a Subsidiary Guarantor and a Credit Party By: /s/ Michael Oster Name: Michael Oster Title: Vice President

THE ADMINISTRATIVE AGENT AND THE LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Lender By: /s/ W.R. Birdwell Name: W.R. Birdwell Title: Senior Vice President
BANK LEUMI USA, as a Lender By: /s/ Dr. Avram Keusch Name: Dr. Avram Keusch Title: First Vice President
By: /s/ Sivan Maseng Name: Sivan Maseng Title: Assistant Vice President